THE OFFICES OF
                               LAWRENCE S. HARTMAN, ESQ.
                                  12 KAROW COURT
                                CHESTNUT RIDGE, NY 10952
                            NYS Bar Membership Number: 251703

May 14, 2003

Multi-Tech international Corp.
760 Killian Road
Akron, Ohio 44319

RE: S-8 Legal Opinion

Dear Sirs:

In connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") for the purpose of registering
(1) 100,000 shares of Multi-Tech Systems, Inc. (the "Company") common stock, par value $.001 (the "Common Stock") to be issued to BERKMAN, HENOCH, PETERSON & PEDDY, P.C. under a Legal Services Agreement, as amended, and (2) 2,000,000 shares of the Company's Common Stock to be issued to Rod K. Whiton under a Business Consultant Agreement, (3) 200,000 shares of the Company's Common Stock to be issued to Dan Moldea under a Business Consultant Agreement, and
(4) 30,000 shares of the Company's Common Stock to be issued to Crafty Creations, Inc. under a Consulting Services Contract, all of which you have informed me have been approved by the Board of Directors of the Company
May 8, 2003, I have examined the Articles of Incorporation and Bylaws of the Company, as amended, the foregoing agreements and such other documents of the Company as I have deemed necessary or appropriate for the purposes of my opinion expressed herein. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me and the representation of Board Approval for these agreements.

Based upon and subject to the foregoing, it is my opinion that the Common Stock, when issued, delivered and paid for in accordance with the terms of the foregoing Agreements, will be legally issued, validly outstanding, fully paid, and non assessable.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name and the making of statements with respect to myself in the Registration
Statement constituting a part thereof.

                         Sincerely,



                         /s/ Lawrence S. Hartman
                    -------------------------------------
                          Lawrence S. Hartman, Esq.